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                                                                   EXHIBIT 21.01

                               LIFE RE CORPORATION

                              LIST OF SUBSIDIARIES
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
                                                                      NAMES UNDER WHICH
NAME OF                                JURISDICTION OF                THE SUBSIDIARY
SUBSIDIARY                               INCORPORATION               DOES BUSINESS
----------                               -------------               -------------
TexasRe Life Insurance Company                    Texas         TexasRe Life Insurance Company

Life Reassurance Corporation                Connecticut         Life Reassurance Corporation
     of America                                                 of America
Reassure America Life Insurance                Illinois         Reassure America Life Insurance
     Company                                                    Company

Life Re International, Ltd.                     Bermuda         Life Re International, Ltd.

AML Acquisition Company                        Delaware         AML Acquisition Company

American Merchants Life Insurance              Illinois         American Merchants Life Insurance
     Company                                                         Company

Mission Life Insurance Company                    Texas         Mission Life Insurance Company

Capitol Bankers Life Insurance                 Michigan         Capitol Bankers Life Insurance
     Company                                                         Company

Assure America, Inc.                              Texas         Assure America, Inc.

Life Re Capital Trust I                        Delaware         Life Re Capital Trust I

Life Re Capital Trust II                       Delaware         Life Re Capital Trust II
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